UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2011

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On October 7, 2011, the registrant, Delek US Holdings, Inc. (the “Company”), completed the acquisition of approximately 11.7% of the issued and outstanding shares of common stock, par value $0.10 per share, of Lion Oil Company. The Company purchased the shares from several stockholders in return for approximately $13 million funded from cash on hand. Subsequent to the closing of the transaction, the Company owns 100% of the issued and outstanding shares of common stock of Lion Oil Company. The full text of the Company's press release announcing the completion of the acquisition is attached as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(d)	Exhibits.

99.1	Press release of Delek US Holdings, Inc. issued on October 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 11, 2011

DELEK US HOLDINGS, INC.

By:    /s/ Mark B. Cox
Name:    Mark B. Cox
Title:    Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1        Press release of Delek US Holdings, Inc. issued on October 11, 2011.